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                                                                    Exhibit 5.1







                                               January 24, 1997



HomeSide, Inc.
7301 Baymeadows Way
Jacksonville, FL 32256


Gentlemen:

     We have acted as counsel to HomeSide, Inc., a Delaware corporation (the "Company"), in connection with proceedings being taken to register under the Securities Act of 1933, as amended, up to 8,452,500 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock") pursuant to a Registration Statement on Form S-1 (File No. 333-17685) (the "Registration Statement") which includes 1,102,500 shares which may be sold upon exercise of the underwriters' over-allotment option described in the Registration Statement.

     As such counsel, we have examined (i) certain corporate records of the Company, including its Certificate of Incorporation as amended (the "Restated Charter"), its Amended and Restated Bylaws, stock records and minutes of meetings of its stockholders and Board of Directors; (ii) a Certificate of the Secretary of the State of Delaware as to the legal existence of the Company; and
(iii) such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. For purposes of rendering this opinion, we have assumed that the Restated Charter of the Company in the form filed as an Exhibit to the Registration Statement will be filed with the Secretary of the State of Delaware prior to the issuance and sale of its Common Stock under the circumstances contemplated in the Registration Statement.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Company, as of the effective date of the Restated Charter, will be authorized to issue 119,610,000 shares of Common Stock, 97,138 shares of Class B Non-Voting Common Stock, par value $0.01 per share, and 195,000 shares of Class C Non-Voting Common Stock, par value $1.00 per share.



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HomeSide, Inc.
January 24, 1997
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     3.   When issued and sold under the circumstances contemplated in the
          Registration Statement, the 8,452,500 shares of Common Stock offered by the Company will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.




                                         Very truly yours,


                                         /s/ Hutchins, Wheeler & Dittmar
                                         -------------------------------------
                                         HUTCHINS, WHEELER & DITTMAR,
                                         A Professional Corporation